Exhibit 99.1

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JGGC Bloomberg TV Interview—Transcript

Full clip here: https://www.bloomberg.com/news/videos/2023-03-09/jgcc-s-garrabrant-on-glaam-deal-video

Shery Ahn:

Tell us a little bit more about this deal and why this company.

Gary Garrabrant:

Yeah, thank you. As we’ve previously discussed, we’re an investor with leading entrepreneurs in the most compelling geographies and sectors. We established Jaguar Global a year ago, focusing on the intersection of property and technology. We’re thrilled to announce last week business combination with GLAAM, founded and led by Ho Joon Lee, who fits our model of a leading entrepreneur, a cutting edge company that is both revolutionary and transformational. GLAAM has over the last 10 years, completed nearly 400 installations, multiple continents, Asia, Middle East, Europe, the Americas, and essentially transforming vertical structures into IT media devices. First of its kind. It’s absolutely fascinating and transformative.

Shery Ahn:

How do you find these opportunities in the investment landscape right now across Asia? Because you’re also, what, the only one to do this sort of real estate SPAC deal in South Korea?

Gary Garrabrant:

Yeah, thank you very much. Asia for us is a top priority. We first started investing in China about 20 years ago, have made multiple investments in multiple sectors across the region. Acquired a logistics property company, Brilliant, based in Shanghai three years ago, which is a top 10 company in China, starting a cold storage platform as well. Again, logistics related. GLAAM is different because it’s a technology business and we really set our sites to push the envelope with GLAAM. And this company happens to be based in Seoul with offices in London and LA.

Haidi Stroud-Watts:

Gary, how do you feel about this current environment in terms of investing into technology, or is this really much more of an idiosyncratic story for this business and this business model?

Gary Garrabrant:

Yeah, it’s more of a standalone, Haidi, for sure. When we met the founder Ho Joon, we knew that he was something special and that his team, which has been together for over 10 years, had established not only a global footprint and with boundless promise, but also profitable. And if the last two years have been a wake-up call for blank check companies, it’s the technology businesses that haven’t yet crossed the Rubicon to profitability run into trouble. And so we narrowed our sites to focus only on EBITDA positive businesses.

Haidi Stroud-Watts:

The last couple of years, of course, have been hugely challenging for investors. The China exposure, you obviously touched on Brilliant, which we’ve talked about before, but has that changed? What has meaningfully changed, I guess from say last December until now?

Watch JGCC’s Garrabrant on GLAAM deal (Completed 03/09/23) Transcript by Rev.com	Page 1 of 2

This transcript was exported on Mar 09, 2023 - view latest version here.

Gary Garrabrant:

Yeah, so interesting. This is a business, we’re big believers in logistics as a sector because of its simplicity, its sustainability, scalability. We thought we acquired a growth platform. It’s become a contrarian play, that being in focused on China, Beijing, Shanghai, and the satellite cities for each. But the barriers to entry are such in terms of land acquisitions, as we’ve talked about before, primary and secondary land acquisitions. It’s off favor, bad headlines, certainly in the States, which presents frankly an opportunity for us. We have a Singapore based institutional partner, which is supporting our growth in Brilliant.

Haidi Stroud-Watts:

You’ve talked about warehousing logistics. Does that mean potentially leading into kind of a deeper dive into property?

Gary Garrabrant:

Yeah, so it is a property. We have both an operating platform and we also have a property venture as well.

Yeah. Go ahead Sheryl.

Shery Ahn:

Tell us a little bit about that business. Yeah,

Gary Garrabrant:

So that business is, we have a team on the ground in Shanghai, vertically integrated, about 40 strong. This is a institutional quality mainland Chinese based company where we’re in the middle of nearly 2 million square meters of space under development with a top logistics, 3PL type tenants, so along the lines of Prologis global logistic properties.

Watch JGCC’s Garrabrant on GLAAM deal (Completed 03/09/23) Transcript by Rev.com	Page 2 of 2